Exhibit 5.0
                             RICHARDSON & PATEL, LLP
                            10900 Wilshire Boulevard
                                    Suite 500
                          Los Angeles, California 90024
                            Telephone (310) 208-1182
                            Facsimile (310) 208-1154

                               September 23, 2005

Detto Technologies, Inc.
14320 NE 21st Street
Bellevue, WA 98007

      Re: Detto Technologies, Inc. 2005 Consultant Stock Plan and 2004 Stock Option Plan
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Ladies and Gentlemen:

      We have acted as counsel to Detto Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's registration statement on Form S-8 relating to 3,000,000 shares of the Company's common stock, par value $.0001 (the "Shares"), 2,000,000 shares of which may be issued upon exercise of options or otherwise granted in connection with the Manhattan Scientifics, Inc. 2004 Stock Option Plan (the "Stock Option Plan") and 1,000,000 shares ( of which may be issued in connection with the Manhattan Scientifics, Inc. 2005 Consultant Stock Plan (the "Consultant Stock Plan" and with the Stock Option Plan, the "Plans")).

      In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

      Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plans, were or will be legally issued, fully paid, and nonassessable under the Delaware General Corporation Law.

      We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

      We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                         /s/ RICHARDSON & PATEL, LLP